                                                                EXHIBIT (12)(A)

                         Sierra Pacific Power Company
                      Ratio of Earnings to Fixed Charges
                            (Dollars in Thousands)

                                                   ------------------------------------------------------------------------------
                                                                                                                   Twelve Months
                                                                                                                   Ended June 30,
                                                       1991        1992        1993        1994        1995             1996
                                                     --------    --------    --------    --------    --------      --------------
EARNINGS
- ---------

    Income After Interest Charges                    $50,224      $49,843     $57,457     $60,863      $65,983        $71,153
    Deferral Mechanism Adjustments           (1,2)        $0       $1,050       ($409)         $2        ($552)         ($493)
    Adjusted Income                                  -------      -------     -------     -------      -------       --------
    Income Taxes, Operating                          $50,224      $50,893     $57,048     $60,865      $65,431        $70,660

    Income Taxes, Non-Operating                       24,810       26,029      27,499      29,113       37,370         40,869

    Fixed Charges                            (1,2)      (390)        (787)        301         751         (231)          (445)
                                                      46,095       41,975      43,823      43,493       40,326         40,677
                                                     -------      -------     -------     -------     --------      ---------
             Earnings Available
              for Fixed Charges                     $120,739     $118,110    $128,671    $134,222     $142,896       $151,761
                                                    ========     ========    ========    ========     ========       ========
FIXED CHARGES
- -------------

    Interest on Long-Term Debt               (1)     $39,331      $37,184     $39,091     $35,193      $35,326        $35,334
    Deferral Mechanism Adjustments                        $0        ($980)       $459         $52         $554           $457
                                                     -------      -------     -------     -------     --------      ---------
    Adjusted Interest                                $39,331      $36,204     $39,550     $35,245      $35,880        $35,791
                                                     -------      -------     -------     -------      -------        -------
    Amortization of Debt Discount
     and Expense, Less Premium                           549          680       1,001       1,247        1,225          1,224
                                                     -------      -------     -------     -------      -------        -------
    Other Interest Expense                   (2)       3,482        2,528         822       4,588          556          1,071
    Deferral Mechanism Adjustments                         0          (70)        (50)        (54)          (2)            36
                                                     -------      -------     -------     -------      -------        -------
    Adjusted Interest                                  3,482        2,458         772       4,534          554          1,107
                                                     -------      -------     -------     -------      -------        -------
    Interest Component
     of all Rental Charges                             2,733        2,633       2,500       2,467        2,667          2,555
                                                     -------      -------     -------     -------      -------        -------

               Total Fixed Charges                   $46,095      $41,975     $43,823     $43,493      $40,326        $40,677
                                                     =======      =======     =======     =======      =======        =======
RATIO OF EARNINGS
 TO FIXED CHARGES                                       2.62         2.81        2.94        3.09         3.54           3.73
                                                     =======      =======     =======     =======      =======        =======

(1) Adjusted for the deferral portion of the variable rate interest deferral mechanism.

(2) Adjusted for the carrying charges on the variable rate interest deferral mechanism.

                                      17